Exhibit 10.1

ORIGINAL

DATED THIS 26TH DAY OF OCTOBER, 2016

BETWEEN

FOO KHEE LONG

(NRIC NO: 760520-01-5487)
(“THE VENDOR”)

AND

TECHNOVATIVE GROUP, INC
(FILING ID NO: 2010-000588522)
(“THE PURCHASER”)

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SHARES SALE AGREEMENT

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TEH KIM TEH, SALINA & CO
ADVOCATES & SOLICITORS
UNIT NO. 13A-3, LEVELS 3-5, SETIA AVENUE,
NO. 2, JALAN SETIA PRIMA S U13/S,
SETIA ALAM, 40170 SHAH ALAM,
SELANGOR DARUL EHSAN.

TEL: 03-33437789/33423599
FAX: 03-33434210
EMAIL:lawyers@tehkimteh.com
(OUR REF: SS/16/IRG/194/TKT/TSB(ERIC))

ORIGINAL

Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

SHARES SALE AGREEMENT (IRG SAMOA SHARES)
THIS AGREEMENT made on 26 OCT 2016

BETWEEN

the party whose name and descriptions are as stated in Section A of the Schedule annexed hereto (hereinafter referred to as the “Vendor”) of the one part;

AND

AND the parties whose name and descriptions are as stated in Section B of the Schedule annexed hereto (hereinafter referred to as the “Purchaser”) of the third part.

The word “Parties” wherever it appears in this Agreement, unless stated expressly to the contrary, shall mean the Vendor and the Purchaser, jointly or collectively.

WHEREAS:-

A.	INNOREI GROUP (SAMOA) LIMITED (Company No. 75322) is a company incorporated in Samoa with its registered address at Novasage Chambers, Level 2, CCCS Building, Beach Road, Apia, Samoa (hereinafter referred to as “IRG SAMOA”).

B.	The present authorised share capital of IRG SAMOA is USD1,000,000.00 divided into 1,000,000 Common Stock shares of USD1.00 each of which 1,000 shares are issued and fully paid up or credited as fully paid up.

C.	The Vendor is the sole shareholder of IRG SAMOA and he holds all the 1,000 shares in IRG SAMOA (hereinafter referred to as “Said Sale Shares”).

D.	The current principal business activities of IRG SAMOA is as a holding company of two wholly owned subsidiaries known as INNOREI GROUP SDN. BHD. (Company No. 1113283-X) (hereinafter referred to as “IRG Malaysia”) and LINK WORLD SOLUTION SDN. BHD. (Company No. 1127895-W) (hereinafter referred to as “LWS Malaysia”). IRG Malaysia and LWS Malaysia are mobile solutions apps development and information technology service provider companies.

F.	The Purchaser is a public listed company incorporated in the State of Wyoming, United States of America and its shares are quoted on the Over-the-Counter Bulletin Board with authorised shares comprises of 200,000,000 common shares at the par value of USD0.0010 per share and 10,000,000 preferred shares at the par value of USD0.0010 per share.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

G.	The Purchaser is desirous of purchasing from the Vendor the Said Sale Shares, upon the terms and conditions set our hereinbelow.

H.	Each of the Parties hereto confirmed that he/it has been duly advised and is fully aware of his/its rights to be separately represented by solicitors of his/its own choice. However, all the Parties have mutually agreed to engage M/s Teh Kim Teh, Salina & Co, advocates and solicitors of Unit 13A-3, Levels 3-5, Setia Avenue,No. 2, Jalan Setia Prima U13/S, Setia Alam, 40170 Shah Alam, Selangor Darul Ehsan (hereinafter referred to as “Parties’ Solicitors”) as their common solicitors to attend to this present transaction and handle all relevant and necessary documents and incidental legal services for the completion of the transaction herein this Agreement referred to and the Parties further mutually agreed and undertake to the Parties’ Solicitors that in the event of any dispute between two or more of the Parties hereto and such a dispute cannot be amicably resolved through the advice(s) or assistance of the Parties’ Solicitors, none of the Parties hereto shall allege or accuse the Parties’ Solicitors of having acted in conflict of interest or being bias or be held responsible for any loss whatsoever arising out of or from the dispute in any way whatsoever.

NOW THIS AGREEMENT witnessed as follows:-

1.	Agreement to sell and purchase

1.1	The Vendor hereby agrees to sell to the Purchaser all the Said Sale Shares and the Purchaser hereby agrees to purchase all the said Sale Shares from the Vendor free from all mortgage, debenture, charge, lien or any other encumbrances whatsoever and upon the terms and conditions hereinbelow contained.

2.	The Purchase Consideration

2.1	The Vendor and the Purchaser hereby mutually agree that the purchase consideration for the acquisition of the Said Sale Shares shall be satisfied by the allotment of new Purchaser’s shares to the Vendor and/or the Vendor’s nominees in the aggregate number of shares, proportions and manners as stated in Section C of the Schedule hereto (hereinafter referred to as “the Purchase Consideration”).

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

3.	Make Good Provision

3.1	In addition to the Purchase Consideration mentioned in Clause 2.1 hereinabove, the Purchaser hereby undertakes to the Vendor that in the event by the end of each of the three (3) consecutive years stated in Column A of the Make Good Table hereinbelow (hereinafter referred to as “Measurement Date”) the aggregate number of Independent Business Owners (hereinafter referred to as “IBO”) who have contracted with and are retained by IRG Malaysia as registered users of the mobile solution apps services provided by IRG Malaysia, exceeds the numbers of IBO stated in column B of the Table hereinbelow (hereinafter referred to as “Make Good Condition”), then the Purchaser shall allot to the Vendor and/or the Vendor’s nominees the number of new shares of the Purchaser in the manner as stated in Column C of the Make Good Table hereinbelow (hereinafter referred to as “Make Good Shares”).

MAKE GOOD TABLE

	(A)	(B)	(C)
	Measurement Date	Make Good Condition	Make Good Shares
1.	30th June, 2018	750,000	2,666,667

2.	30th June, 2019	2,000,000	2,666,667

3.	30th June, 2020	3,000,000	2,666,666
			8,000,000

Each batch of the said Make Good Shares shall be shared between the Vendor and/or the Vendor’s nominee(s) in the proportions as set out in Section C of the Schedule hereto.

3.2	For the purpose of determining the satisfaction of Make Good Condition on the Measurement Date, IRG SAMOA shall produce and provide to the Purchaser a list of registered IBO, generated from its mobile solution apps services platform of IRG Malaysia no later than fifteen (15) days after the Measurement Date (hereinafter referred to as the “Make Good Notice”). If the the Make Good Condition is fulfilled on the Measurement Date and the Purchaser is satisfied with the same, the Purchaser shall so state in the Make Good Notice within Ten (10) days of receipt of the Make Good Notice and set forth the number of Make Good Shares to be issued to the Vendor and/or the Vendor’s Nominees. The Purchaser shall issue and deliver to the Vendor or the Vendor’s Nominees the Make Good Shares no later than Sixty (60) days after the Measurement Date. If the Make Good Condition is not fulfilled, the Purchaser shall so state in the Make Good Notice within Ten (10) days of receipt of the Make Good Notice and it shall have no further obligation to issue any Make Good Shares to the Vendor or/or the Vendor’s Nominees.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

4.	Locked In Period

4.1	It is hereby mutually agreed between the Vendor and the Purchaser that any share in the Purchaser company allotted or issued to the Vendor and/or the Vendor’s nominees pursuant to this Agreement shall be strictly subject to a no dealing period of Eighteen (18) months from the date of issuance of that share (hereinafter referred to as “Locked In Period”) which means that during the Locked In Period, the Vendor and/or the Vendor’s nominees shall not deal, trade or transact in any manner or under any disguise any of the shares which has not exceeded the Locked In Period from the time of its first issuance by the Purchaser.

4.2	As such, all shares allotted or issued to the Vendor and/or Vendor’s nominee(s) will be registered as “restricted shares” subject to the Locked in Period applicable to each of the said shares. Pending expiry of the Lock In Period, a share certificate will be issued by the Purchaser company to the Vendor and/or Vendor’s nominee as documentary evidence of the shares owned by him and/or them.

5.	Conditions Precedent

5.1	The completion of the sale and purchase of the Said Sale Shares is subject strictly to the fulfillment of the following conditions precedent:-

(a)	completion of legal due diligence of the Vendor by the Parties’ Solicitors to ensure that the information stated in Recital Clauses A to F hereinabove are true and accurate; and

(b)	receipt by the Parties’ Solicitors written confirmation and related legal documents from the company secretary or equivalent corporate compliance officer of IRG SAMOA on the incorporation of IRG SAMOA, its legal status and capacity to enter into this Agreement; and

(c)	receipt by the Parties’ Solicitors written confirmation and related legal documents from the company secretary or equivalent corporate compliance officer of the Purchaser on the corporate status and legal and public listing status of the Purchaser and its power to allot new shares to the Vendor.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

6.	Stakeholder Documents

6.1	Upon execution of this Agreement, the Vendor shall deposit with the Parties’ Solicitors as stakeholders the following documents (hereinafter collectively referred to as the “Stakeholder Documents”):-

(a)	the instruments of transfer duly executed by the Vendor for the transfer of all the Said Sale Shares to the Purchaser;

(b)	the relevant original share certificates for Said Sale Shares;

(c)	a directors’ resolution of IRG SAMOA approving the sale and transfer of the Said Sale Shares by the Vendor to the Purchaser;

(f)	the relevant stamp duty adjudication form (if applicable) duly completed by the Vendor and witnessed by the company secretary of the IRG SAMOA in respect of sale of the Said Sale Shares to the Purchaser;

(g)	a deed of indemnity duly executed by the Vendor (in the format as attached in Appendix I );

(h)	if required by the Purchaser, the appropriate forms/letters/resolutions (undated) signed by the existing directors of IRG SAMOA to amend the mandates given by the IRG SAMOA to their bankers and financiers (where applicable).

6.2	The Parties’ Solicitors are hereby authorised to deliver all the above stakeholder’s documents relating to Said Sale Shares to the company secretary of IRG SAMOA who is hereby authorised to complete the transfer and registration of all the above Sale Shares in favour of the Purchaser upon fulfillment of all the conditions precedent under Clause 5 hereinabove and full allotment of the Purchase Consideration shares to the Vendor and/or the Vendor’s nominees which is to be evidenced by a share certificate issued by the Purchaser to confirm the said allotment. In this respect, both parties hereto shall also be responsible to provide to the company secretary any other documents as may be needed and/or sign any other documents as may be required, within seven (7) days of request by the company secretary, to assist the company secretary to complete the transfer and registration of the Said Sale Shares.

6.3	Simultaneously with the receipt by the Parties’ Solicitors of the written confirmation from the Shares Registrar (or Company Secretary) of the Purchaser that the Purchase Consideration shares have been allotted and registered according to the proportions stated under Section C of the Schedule thereto under the names of the Vendor and/or the Vendor’s nominees as the shareholders in accordance with the shares registration system applicable to the Purchaser, the Director of the Purchaser shall take full custody of the following documents:-

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

(a)	all the statutory books of the IRG SAMOA complete and up-to-date together with their respective original certificate of incorporation, common seal and Constitution;

(b)	all other books and records of IRG SAMOA (including bank account cheque book, if any); and

(c)	all accounting and taxation books and records, intellectual property rights ownership records for IRG SAMOA kept by the said company since the date of incorporation until the date of completion of this transaction.

7.	Completion

7.1	Subject to the fulfillment of all the conditions precedent under Clause 5 hereinabove, the completion date of this transaction shall be the date of receipt by the Parties’ Solicitors of the written confirmation ( share certificates ) from the Share Registrar or company secretary or equivalent corporate compliance officer of the Purchaser of the fulfillment of allotment of the Purchase Consideration shares by the Purchaser to the Vendor and/or the Vendor’s nominees in the proportions and manners stated in Section C of the Schedule hereto.

8.	Vendor’s warranties and undertakings

8.1	The Vendor hereby warrants to and undertakes with the Purchaser that:-

(a)	the Vendor is the registered and beneficial owner of the Sale Shares of IRG SAMOA which are free from any claims, charges, liens, encumbrances and equities and that the Vendor has and will until completion of this transaction continue to retain the unrestricted rights to transfer the Said Sale Shares to the Purchaser and there is no and nor will there be any option over or right to acquire any of the Said Sale Shares;

(b)	the Vendor will not prior to the completion of the sale and purchase of Said Sale Shares cause or allow their company, except with the previous written consent of the Purchaser:-

(i)	to create, grant or issue or agree to create, grant or issue any mortgage, charges, debenture or other securities;

(ii)	to create or issue or agree to create or issue any share or loan capital or give or agree to give any option in respect of any share or loan capital;

(iii)	to create, grant or issue or agree to create, grant or issue any corporate guarantee by their company in favour of any third party;

(iv)	to enter or agree to enter into long term or abnormal contracts or capital commitments by their company; or

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

(v)	in any way depart from the ordinary course of its day to day business either as regard the nature or manner of conducting the same;

(c)	the Vendor is not aware of any other fact or matter which renders any such information misleading or which might reasonably affect the willingness of a Purchaser to purchase the :(Said Sale Shares on the terms of this Agreement;

(d)	the Vendor hereby warrants that the Said Sale Shares shall be capable of being registered in the name of the Purchaser and the Vendor is and will be entitled to transfer the full legal and beneficial ownership of the Said Sale Shares to the Purchaser on the terms of the Agreement without the consent of any third party;

(e)	the information contained in this Agreement is true, accurate, complete in every aspect;

(f)	the Vendor further undertakes to indemnify the Purchaser and keep the Purchaser indemnified to the fullest extent for any loss, damage, liabilities, claims, demands, suits, proceedings, costs, expenses etc in the event of any breach of any of the covenants or warranties hereby given.

8.2	In the event any of the above warranties and undertakings by the Vendor is found to be untrue or materially misleading or turn out to be so, the Purchaser shall give the Vendor a fourteen (14) days period by notice to rectify or remedy the misleading or untrue warranty or undertaking. If the Vendor still fail to rectify or remedy the same upon expiry of the above stated fourteen (14) days’ period, then the Purchaser shall be entitled to treat any such untrue or misleading warranties or undertakings as an event of default committed by the Vendor and to seek the appropriate the remedies in accordance with the provisions of this Agreement.

9.	Default by Vendor

9.1	In the event the Vendor shall fail or refuse or neglect to perform his obligations under this Agreement and that such failure is not in any way due to any fault of the Purchaser, the Purchaser shall have to serve upon the Vendor in default a written notice to require the Vendor to remedy the breach alleged within seven (7) days of the said notice prior to enforcing any remedy against the Vendor. In the event the Vendor shall fail to remedy fully the breach alleged, then the Purchaser shall be entitled to elect the remedies stated hereinbelow:-

(a)	the Purchaser may seek specific performance of this Agreement against the Vendor and all costs and expenses (including solicitors costs on solicitors-clients basis) incurred by the Purchaser shall be borne fully by the Vendor; or

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

(b)	in the alternative, the Purchaser may at its sole discretion elect to terminate his Agreement, and recover from the Vendor a compensation sum in amount stated in Section D of the Schedule hereto (hereinafter referred to as “Agreed Liquidated Damages”). Once the said Agreed Liquidated Damages is fully paid, neither party hereto shall have any further claim against each other.

10.	Default by Purchaser

10.1	In the event the Purchaser shall fail or refuse or neglect to perform any of its obligations under this Agreement and that such failure is not in any way due to any fault of the Vendor, The Vendor may serve upon the Purchaser a written notice to require the Purchaser to remedy the breach alleged within seven (7) days of the said notice prior to enforcing any other remedy against the Purchaser. In the event the Purchaser shall fail to remedy fully the breach alleged, then the Vendor shall be entitled to the following remedies:-

(a)	to commence legal proceedings to compel specific performance against the Purchaser to complete the transaction under this Agreement and all costs and expenses including legal costs to be incurred by the Vendor shall be borne by the Purchaser and payable to the Vendor; or

(b)	as an alternative and at the sole discretion of the Vendor, to elect to terminate this Agreement by serving upon the Purchaser a notice of termination. In which case, if any of the Said Sale Shares has already be,en transferred to the Purchaser, the Purchaser shall at its own cost and expense, cause the Said Sale Shares to be re-transferred to the Vendor within fourteen (14) days of said termination. In addition to the above, the Purchaser shall be liable to pay the Vendor by way of compensation in the sum as stated in Section D of the Schedule hereto as agreed liquidated damages. Thereafter, neither party hereto shall have any further claim against the other party.

11.	Confidentiality

The parties hereto hereby agree that all information contained herein shall be treated as strictly confidential and shall not be disclosed or divulged to any third party (except for the disclosure to the relevant authorities in accordance with the relevant laws and regulation without prior written consent from the other party.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

12.	Miscellaneous

12.1	Agreement to subsist

Notwithstanding the completion of the sale and purchase of the Said Sale Shares, the provisions warranties undertakings and agreements contained herein shall continue thereafter to subsists for so long as may be necessary for the purpose of giving effect to each and every of these clauses in accordance with the terms hereof.

12.2	Assignment

Either party hereto may not assign or otherwise part with their rights and interests in this Agreement without the prior consent of the other party has first been obtained.

12.3	Whole Agreement

This Agreement (together with any documents referred to herein) constitute the whole agreement between the parties hereto and it is expressly declared that no variation hereof shall be effective unless made in writing.

12.4	Specific Performance

The parties hereto shall be entitled to specific performance of the sale and purchase of the Said Sale Shares and the performance of each and every covenant herein.

12.5	Rescission

Any rights of rescission conferred upon a party herein shall be in addition to and without prejudice to all other rights and remedies available to it and exercise or failure to exercise such rights shall not constitute a waiver by it of any such right or remedy.

12.6	Costs

The Purchaser shall bear the solicitors’ fees payable to the Purchaser’ Solicitors and other professional fees and costs incurred incidental to this Agreement. The stamp duty for the transfer of the Said Sale Shares shall be paid by the Purchaser.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

12.7	Notice

Any notice required to be given by the Vendor or the Purchaser hereto to the other shall be deemed validly served by prepaid registered letter sent through the post to their respective address given herein or such other addresses as may from time to time be notified for this purpose and any notice so served shall be deemed to have been served three (3) days after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted at any post office in Malaysia. Notwithstanding the above method of service, either party may also serve the notice to the other by personally delivering the said notice to the other party or by telefax and either case the said notice is only to be treated as effectively served upon receipt by the sender of written acknowledgment of receipt signed by the receiving party or its agent or servant during the normal working hours.

12.8	Time

Time wherever mentioned in this Agreement shall be the essence of this contract.

12.9	Governing Law

In the event of any dispute between the parties hereto, the law of the country or territory at which the alleged breach or default occurred shall be the governing law.

12.10	Binding

This Agreement shall be binding upon the parties hereto their assigns and personal representatives respectively.

12.11	Severability

In the event that any of the provisions in this Agreement is found or discovered to be void, illegal or unenforceable, then it is hereby declared by the parties hereto that the nullity, illegality and/or unenforceability of such provision shall not in any manner affect the validity, legality and enforceability of the remaining provisions of this Agreement.

12.12	Further assurance

Each party shall take all such steps, execute all such documents and do all such acts and things as may be reasonably required by the other party to give effect to any of the transactions contemplated by this Agreement.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

12.13	Effect of Headings

The headings and sub-headings in this Agreement are inserted for convenience only and shall not be considered in construing the provisions of this Agreement.

12.14	Schedules

The Schedules to this Agreement shall hive full effect and shall be read as part and parcel of this Agreement as if they are incorporated herein.

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by the abovenamed	)

Vendor in the presence of:-)		/s/ FOO KHEE LONG
FOO KHEE LONG
(Malaysian NRIC No. 760520-01-5487)

SIGNED by, for and on behalf of	)	TECHNOVATIVE GROUP, INC.

the abovenamed Purchaser	)

in the presence of:-)
/s/ LIANG, MEIHUA
Name: LIANG, MEIHUA
People’s Republic of China Passport No.:
E34087613
Position: Director

/s/ MA LIT KIN
Name: MA LIT KIN
Hong Kong Passport No.: K05160599

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

THE SCHEDULE

(which is to be taken, read and construed as an integral part of this Agreement)

Section A : The Vendor

FOO KHEE LONG (Malaysian NRIC No. 760520-01-5487) of A6-12A, Suria Damansara, Jalan PJU 1A/4A, Kelana Idaman, 47301, Petaling Jaya, Selangor Darul Ehsan.

Section B : The Purchaser

TECHNOVATIVE GROUP, INC. (Filing ID No. 2010-000588522) is a public listed company incorporated in the State of Wyoming, United States of America and having its principal address at 1712, Pioneeer Ave Ste 6968, Cheyenne, WY 82001, United States of America.

Section C : Purchase Consideration

The total Purchase Consideration shall be Eight Million (8,000,000) shares of the Purchaser which shall be allotted by the Purchaser to the Vendor and/or the Vendor’s nominees as stipulated hereinbelow (hereinafter collectively referred to as “the Vendor’s Nominees”) forthwith upon completion of transfer of all the Sale Shares from the Vendor to the Purchaser:-

Vendor and/or Vendor’s Nominee(s)		No of Shares
1.	FOO KHEE LONG	4,000,000 shares
(NRIC No. 760520-01-5487)

2.	LIM KIAN SEONG	3,000,000 shares
(NRIC No. 730616-14-5385)

3.	SOO SOON KID	1,000,000 shares
(NRIC No. 800206-08-5165)

	Total	8,000,000 shares

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Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

Section D : Agreed Liquidated Damages

Five Hundred US Dollars Only (USD RM500.00).

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 Messrs Teh Kim Teh, Salina & Co.

Advocates & Solicitors

Appendix I

Deed of Indemnity

Date:

To:

TECHNOVATIVE GROUP, INC.

Dear Sirs,

SHARES SALE AGREEMENT — INNOREI GROUP (SAMOA) LIMITED

This deed of indemnity is entered into pursuant to the Shares Sale Agreement between FOO KHEE LONG (Malaysian NRIC No. 760520-01-5487) of A6-12A, Suria Damansara, Jalan PJU 1A/4A, Kelana Idaman, 47301, Petaling Jaya, Selangor Darul Ehsan and TECHNOVATIVE GROUP INC. of

In consideration of you, TECHNOVATIVE GROUP, INC. (Filing ID No. 2010-000588522) agreeing to purchase from me all the Sale Shares of INNOREI GROUP (SAMOA) LIMITED (Company No. 75322) for a total Purchase Consideration of Eight Million Common Stock Shares of TECHNOVATIVE GROUP INC., I irrevocably agree to indemnify you and keep you indemnified to the fullest extent at all times against any loss, damage, liabilities, claims, demands, suits, proceedings, costs, expenses etc arising from any claims in respect of any debts or liabilities (including any income tax) incurred by or on behalf of INNOREI GROUP (SAMOA) on/before the Completion Date of the Shares Sale Agreement.

Yours faithfully,

FOO KHEE LONG
(Malaysian NRIC NO.: 760520-01-5487)

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